FORM 8-K


SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 19, 2004

CHECKERS DRIVE-IN RESTAURANTS, INC.
(Exact name of registrant as specified in charter)

DELAWARE                  0-19649               58-1654960
(State or other         (Commission           (IRS Employer
jurisdiction of          File Number)      Identification No.)

4300 WEST CYPRESS STREET, SUITE 600, TAMPA FLORIDA 33607
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code
(813) 283-7000

Former name or former address (if changed since last report)
NOT APPLICABLE

Item 9.  	REGULATION FD DISCLOSURE.

On August 19, 2004, the Registrant issued a news release entitled "Checkers(R) Official
Burger Sponsor of Gators and Seminoles
Brings rivalry to drive-thrus, scholarship and educational funding to University of Florida and Florida State University", a copy of which is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the
Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKERS DRIVE-IN RESTAURANTS, INC.



By:_________________________________
Name:   Keith E. Sirois
Title:  Director, CEO and President
Dated:  August 19, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated August 19, 2004

Exhibit 99.1

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600,
Tampa, Florida 33607
* (813) 283-7000 * (813) 283-7001

CONTACT:	Kim Francis
		MARC Public Relations
		412-562-1186
		kfrancis@marcusa.com

Checkers(R) Official Burger Sponsor of Gators and Seminoles Brings rivalry to drive-thrus, scholarship and educational funding to University of Florida and Florida State University

TAMPA, FL - August 19, 2004 - Checkers Drive-In
Restaurants, Inc. (NASDAQ: CHKR), the nation's largest double drive-thru chain, today announced multi-year Official Burger sponsorships with the University of Florida and Florida State University, bringing this great intrastate rivalry to its drive-thrus, while providing scholarship and educational funding to the University of Florida and Florida
State University.

"We are very excited about this relationship as it reaches far beyond traditional football or sports sponsorships to the support of educational programs at both universities," said Richard S.
Turer, Vice President of Marketing at Checkers
Drive-In Restaurants, Inc. "Gator and Seminole alumni, students and fans will be able to compete in a 'scholarship competition' to see which university can raise the most money for their respective athletic scholarship funds by ordering a Gator or Seminole combo meal at participating
Checkers. We also look forward to becoming fully active academic partners with both Florida and Florida State."

Checkers has made a multi-year commitment to each university. Checkers restaurants will donate a portion of the proceeds of each Gator Combo, Seminole Combo or large Coke(R) purchased to the schools' athletic scholarship funds during football season. Checkers corporate headquarters has also pledged an annual contribution of $25,000 each to the University of Florida Food Science and Human
Nutrition Department and the Florida State
University Dedman School of Hospitality to be used toward scholarships as well as other educational and internship programs.

"The students and faculty of the Food Science and Human Nutrition Department have already had success with Checkers on recent food sensory projects, and we look forward to working with Checkers in the future," said Charles Sims, Professor and Chair of the Food Science and Human
Nutrition Department at the University of Florida.
"We are pleased to accelerate the working relationship between our students and Checkers.
Having a Florida-based corporation as the Official
Burger Sponsor of the Gators is great for our entire student population in Gainesville, the athletic department and for Gators fans throughout the state."

"Checkers is the leading double drive-thru
concept in the hospitality field, and our students
are being provided unique opportunities to further
expand their educational aspirations in restaurant
management and other disciplines," said Dr. Robert
H. Bosselman, Director of the Dedman School of
Hospitality at Florida State University.   "Checkers
is a publicly-traded restaurant corporation, which will provide our students tremendous internship opportunities as well as employment opportunities upon graduation. We look forward to our relationship with Checkers at Florida State University."

Checkers locations will celebrate the Florida and Florida State sponsorships by displaying both schools' colors during the football season. The multi-year agreements also include Checkers radio and TV spots.

Most Checkers locations in the State of Florida began offering the Gator and Seminole combo meals this week, which include a half-pound Double Champ(R) with cheese, large fries and a large Coke in the fan's choice of Gator or Seminole collectible cup.

Checkers Drive-In Restaurants, Inc. continues to have much success with sports marketing. Its current affiliations include the Indianapolis Colts(R), Miami
Dolphins(R), Louisville Cardinals(R), Tampa Bay Devil Rays(R),
Indianapolis 500(R) and Brickyard 400(R).

Checkers Drive-In Restaurants, Inc. (www.checkers.com) is the largest double drive-thru restaurant chain in the United States. The Company develops, produces, owns, operates and franchises quick service "double drive- thru" restaurants.

Except for historical information, this announcement contains "forward-looking" and "Safe Harbor" statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, Section 21E of the Securities
Exchange Act of 1934, as amended and the Private
Securities Litigation Reform Act of 1995. These forward-looking and Safe Harbor statements reflect management's expectations based upon currently available information and data; however, actual results are subject to future events and uncertainties, which could cause actual results to materially differ from those projected in these statements. Further information regarding factors that could affect the company's financial and other results is included in the company's Forms 10Q and 10K, filed with the Securities and Exchange Commission.